UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 10, 2007
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	20-3126427 (I.R.S. Employer Identification Number)

633 Seventeenth Street, Suite 1800 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Loan Agreement
Revolving Promissory Note

Item 1.01. Entry into a Material Definitive Agreement.
     On January 10, 2007, Infinity Energy Resources, Inc. (“Infinity”) entered into a $50 million reserve-based revolving credit facility (the “Credit Facility”) with Amegy Bank N.A. (“Amegy”). Under the Loan Agreement (the “Loan Agreement”) between Infinity, Infinity Oil and Gas of Texas, Inc. and Infinity Oil & Gas of Wyoming, Inc. (both wholly owned subsidiaries of Infinity, the “Guarantors”) and Amegy, dated effective as of January 9, 2007, Infinity may borrow, repay and reborrow on a revolving basis up to the lesser of (i) the aggregate sums permitted under the borrowing base, initially set at $27 million, or (ii) $50 million. Infinity executed a revolving promissory note (the “Revolving Note”) dated January 9, 2007 in the amount of $50 million. At closing, Infinity borrowed $8.9 million under the Loan Agreement, which was used to settle past due trade payables, fund working capital needs and pay expenses of the financing transaction. Additional amounts borrowed under the facility may be used to fund the plan of development agreed to by Infinity and Amegy.
     The Credit Facility has an initial term of two (2) years. Amounts borrowed under the Revolving Note will bear interest at graduated variable rates based on LIBOR or the prime rate, which rates shall be adjusted based on the percentage of the applicable borrowing base used by Infinity from time to time. LIBOR rates can range between LIBOR plus 2.50% and LIBOR plus 3.25%, and prime rates can range between prime and prime plus 0.50%. Interest payments are due on a monthly basis beginning in February 2007, and principal payments may be required under the Loan Agreement to meet a borrowing base deficiency or monthly borrowing commitment reductions. The borrowing base under the Credit Facility and the applicable interest rate are subject to adjustment at least once every six (6) months. The Revolving Note is secured by substantially all of the assets of Infinity and its subsidiaries and is guaranteed by the Guarantors.
     The Loan Agreement contains certain standard continuing covenants and agreements and requires Infinity to maintain certain financial ratios and thresholds. Under the Loan Agreement, Infinity and the Guarantors are subject to certain limitations with respect to their hedging transactions. In addition, the Guarantors are required to enter into certain hedging transactions covering in the aggregate at least seventy percent (70%) of anticipated production from their proved developed producing oil and gas properties. In accordance with requirements of the Loan Agreement, Infinity entered into the following crude oil and natural gas hedging arrangements on January 16, 2007:
Crude Oil

Term of Arrangements	Bbls per Day	NYMEX Swap Price
April 1, 2008 — December 31, 2008	65	$57.40
January 1, 2009 — December 31, 2009	55	$57.95
January 1, 2010 — December 31, 2010	50	$58.90
Natural Gas

Term of Arrangements	MMBtu per Day	WAHA Swap Price
October 1, 2007 — December 31, 2007	1,000	$6.915

Term of Arrangements	MMBtu per Day	WAHA Swap Price
January 1, 2008 — December 31, 2008	800	$7.235
January 1, 2009 — December 31, 2009	600	$7.170
January 1, 2010 — December 31, 2010	500	$6.865

Term of Arrangements	MMBtu per Day	CIG Swap Price
February 1, 2007 — December 31, 2007	600	$5.200
January 1, 2008 — December 31, 2008	400	$6.475
January 1, 2009 — December 31, 2009	400	$6.810
January 1, 2010 — December 31, 2010	300	$6.565
     The foregoing summary description of the terms of the Credit Facility may not contain all information that is of interest. For further information regarding the terms and conditions of the Credit Facility and the provisions of the Loan Agreement and the Revolving Note, reference is made to such agreements or forms thereof which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibits are filed as part of this report

10.1	Loan Agreement

10.2	Revolving Promissory Note

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 17, 2007.

Infinity Energy Resources, Inc.
By:	/s/ Timothy A. Ficker
Timothy A. Ficker
Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Loan Agreement

10.2	Revolving Promissory Note